THE PRIMARY TREND FUND, INC.
EXHIBIT 12(b) TO FORM N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

I, Luke E. Sims, Principal Executive Officer of Sims Total Return Fund, Inc., certify to the best of my knowledge that:

1.	The N-CSR of the registrant for the period ended June 30, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Luke E. Sims
Luke E. Sims
 Principal Executive Officer

Date: August 31, 2016

I, David C. Sims, Principal Financial Officer of Sims Total Return Fund, Inc., certify to the best of my knowledge that:

1.	The N-CSR of the registrant for the period ended June 30, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ David C. Sims
David C. Sims
 Principal Financial Officer

Date: August 31, 2016

A signed original of this written statement required by Section 906 has been provided to Sims Total Return Fund, Inc. and will be retained by Sims Total Return Fund, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.